Exhibit 1

                       Synergy Brands, Inc. & Subsidiaries
                      Unreviewed Consolidated Balance Sheet
                                  March 31,2003
Assets
        Current Assets
           Cash and cash equivalents                                  $ 294,876
           Cash collateral security deposit                           $ 250,000
           Marketable securities                                          2,415
           Accounts receivable                                        2,207,039
           Inventory                                                  1,706,219
           Prepaid assets                                               469,958

                       Total Current Assets                           4,930,507

         Property and Equipment, net                                    444,681

         Other Assets                                                   146,946

         Note Receivable                                                109,800

         Web Site Development Costs, net                                237,748

         Trade Names and Customer List, net                           1,315,308

                       Total Assets                                  $7,184,990

Liabilities and Stockholders' Equity
         Current Liabilities
           Line of credit                                            $2,434,674

           Accounts payable and accrued expenses                      1,558,346
                       Total Current Liabilities
                                                                      3,993,020

          Notes Payable                                                 520,000

          Commitments and Contingencies

                       Total Stockholders' Equity                     2,671,970

                       Total Liabilities and Stockholders' Equity    $7,184,990